                 THURSDAY, JULY 18, 1996


BANKERS TRUST SECOND QUARTER EARNINGS RISE TO $151 MILLION, OR $1.67 EARNINGS PER SHARE

New York, July 18, 1996 -- Bankers Trust New York Corporation earned $151 million, or $1.67 primary earnings per share, in the second quarter of 1996. The current quarter's earnings increased 9% from the first quarter 1996 results of $138 million, or $1.52 primary earnings per share, and 66% from the second quarter 1995 results of $91 million, or $.98 primary earnings per share. Return on average common equity for the second quarter of 1996 was 13%.

"Bankers Trust made excellent progress in the second quarter towards key strategic objectives," said Frank N. Newman, chairman and chief executive officer. "We put major derivatives disputes and inquiries behind us. We announced a strategic merger with Wolfensohn & Co. that will add significantly to our client-focused investment banking capabilities. And earnings grew strongly."

"In particular, earnings performance was again led by our Investment Banking business, complemented by strong results in Latin America, Australia/New Zealand and Client Processing Services - all of which were up from the first quarter. We are pleased by the improvement in Investment Management, including private banking. Although earnings in Risk Management Services were down due to losses in commodity derivatives when copper prices fell sharply during June, client-related risk management revenues continued at the same pace as last quarter. For the Firm as a whole, client-based revenues are far and away the principal driver of Bankers Trust's second quarter results."

ORGANIZATIONAL HIGHLIGHTS

The following table analyzes net income (loss) by Organizational Units*:

                                        Second    First   Second
                                       Quarter   Quarter Quarter
($ in millions)                          1995     1996     1996
Investment Banking                       $ 74     $ 77     $109
Risk Management Services                   (9)       1      (22)
Trading & Sales                             8       24       17
Investment Management                       2        1        4
Client Processing Services                 27       21       26
Australia/New Zealand                      25       24       31
Asia                                        8        6        7
Latin America                              (4)      19       36
Corporate/Other                           (40)     (35)     (57)
Net Income                               $ 91     $138     $151

The Investment Banking business produced net income of $109 million in the second quarter of 1996, compared with $77 million in the first quarter of 1996 and $74 million in the second quarter of the previous year. The current quarter's increase was attributable primarily to strong revenues from loan syndications and bond and equity underwriting. The remainder of the increase was in the Private Equity Investment unit, where one transaction increased total pre-tax revenues to $30 million above the quarterly average of the past two years.

Risk Management Services produced a net loss of $22 million in the second quarter of 1996, down from both the first quarter of 1996 and the second quarter of 1995. The change from the first quarter was due to losses incurred in the commodity derivatives books when copper prices dropped sharply.

*Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the Organizational Units. Because the Corporation's business is complex in nature and its operations are integrated, it is impractical to segregate respective contributions of the Organizational Units with precision. As a result, estimates and subjective judgments have been made to apportion revenue and expense items. The internal management accounting process, unlike financial accounting in accordance with generally accepted accounting principles, is based on the way the management views Bankers Trust's business and is not necessarily comparable with similar information disclosed by other financial institutions. In order to provide comparability from one period to the next, the Corporation will restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.

Net income from the Trading & Sales business, at $17 million, was down $7 million from the first quarter of 1996, but up $9 million from the second quarter of 1995.

The Corporation's Investment Management business, which for reporting purposes does not include investment management activities in Australia/NZ, reported net income of $4 million for the current quarter. The improved results from the first quarter of 1996 and second quarter of 1995 were due primarily to increased revenue from private banking activities. At June 30, 1996, assets under management in this organizational unit were approximately $191 billion, compared to $185 billion and $172 billion at March 31, 1996 and June 30, 1995, respectively.

Client Processing Services recorded $26 million of net income in the second quarter of 1996, up $5 million from the previous quarter and down slightly from the second quarter of 1995, which had been boosted by a $6 million after-tax gain from the sale of the unit-investment-trust product line.
The improved performance in the current quarter was primarily due to a newly acquired book of mortgage-backed securities servicing and from custody fee growth.

Net income of the Australia/NZ business was $31 million in the second quarter of 1996, up $7 million and $6 million respectively from the first quarter of 1996 and the second quarter of 1995. The current quarter's improvement was due to strong performances in corporate finance and trading. At June 30, 1996, assets under management in Australia/NZ's investment management business were approximately $24 billion, compared to $23 billion and $20 billion at March 31, 1996 and June 30, 1995, respectively.

Asia net income was $7 million in the second quarter of 1996, up slightly from the first quarter of 1996 and down slightly from the second quarter of 1995.

Latin America net income was $36 million in the second quarter of 1996, up $17 million from the first quarter of 1996, and up $40 million from the second quarter of 1995. Included in the second quarter's results was $31 million in pre-tax revenue from the sale of Compensa, the smaller of the Corporation's two Chilean insurance subsidiaries. Consorcio, the other subsidiary, is the largest life insurance company in Chile.

Corporate/Other net loss increased by $22 million principally due to $28 million pre-tax of unusual legal and professional fees related to the completion of the Independent Counsel's report and the settlement of old leveraged derivative disputes.

QUARTERLY FINANCIAL COMPARISONS
Second Quarter 1996 versus First Quarter 1996
Net income of $151 million for the second quarter of 1996 was up 9% from the $138 million earned in the first quarter of 1996.

Second quarter 1996 combined trading revenue and trading-related net interest revenue decreased $67 million from the first quarter of 1996. Page 7 below shows combined trading results by organizational units.

Corporate finance fees increased $50 million, or 58%, due to strong results from loan syndication and securities underwriting activities.

Net revenue from equity investment transactions increased $51 million, primarily in the Private Equity Investment unit of Investment Banking.

Other noninterest revenue increased $27 million during the current quarter, due to the $31 million gain on the sale of Compensa, as previously discussed.

Included within agency and other professional service fees for the current quarter were $28 million pre-tax of unusual legal and professional fees related to the completion of the Independent Counsel's report and the settlement of old leveraged derivative disputes.

Provision for policyholder benefits increased $6 million during the second quarter due to increased activity in the Corporation's Chilean insurance subsidiary.

CREDIT QUALITY
Credit quality improved further in the quarter, and there was no provision for credit losses. Cash basis loans declined markedly from $715 million in the first quarter of 1996 to $573 million in the second quarter of 1996. The decline in cash basis loans during the current quarter is attributable to paydowns on various commercial, industrial, and real estate loans as well as collections in connection with the settlement of old leveraged derivative transactions. The ratio of the allowance for credit losses to total cash basis loans rose to 170% at June 30, 1996 from 138% at March 31, 1996.

CAPITAL
Total stockholders' equity at June 30, 1996 was $5.167 billion, up $112 million and $183 million respectively from March 31, 1996 and December 31, 1995. The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.3% and 13.5%, respectively, at June 30, 1996.

The remainder of this release contains the following tables:
                                                                     Page
     1. BTNY Consolidated Quarterly Statement of Income                 5
     2. BTNY Consolidated Year-To-Date Statement of Income              6
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                               7
     4. Net Interest Revenue                                            7
     5. Consolidated Balance Sheet                                      8
     6. Stock and Capital Data                                          9
     7. Nonperforming Assets and Allowance for Credit Losses           10



For additional information, contact Douglas Kidd, 212 250-7225 or Tom Parisi, 212 250-7235 (Media); Howard Schneider 212 250-7908 (Investors). Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com).

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                CONSOLIDATED QUARTERLY STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

                                        Second    First  Second
                                       Quarter  Quarter Quarter
                                          1995     1996    1996
NET INTEREST REVENUE
  Interest revenue                      $1,520   $1,590  $1,664
  Interest expense                       1,298    1,377   1,421
Net interest revenue                       222      213     243
Provision for credit losses                  -        5       -
Net interest revenue after provision
 for credit losses                         222      208     243
NONINTEREST REVENUE
  Trading                                   79      247     146
  Fiduciary & funds management             166      183     198
  Corporate finance fees                   127       86     136
  Other fees & commissions                  84       87      82
  Net revenue from equity
   investment transactions                  13       21      72
  Securities available for sale gains       17       15      25
  Insurance premiums                        63       62      63
  Other                                     38       49      76
Total noninterest revenue                  587      750     798
NONINTEREST EXPENSES
  Salaries                                 194      201     202
  Incentive compensation &
   employee benefits                       135      227     235
  Agency & other professional service fees  68       60      98
  Communication & data services             48       46      47
  Occupancy, net                            38       37      36
  Furniture & equipment                     40       41      41
  Travel & entertainment                    24       18      24
  Provision for policyholder benefits       71       72      78
  Other                                     60       59      64
Total noninterest expenses                 678      761     825
Income before income taxes                 131      197     216
Income taxes                                40       59      65

NET INCOME                              $   91   $  138  $  151



NET INCOME APPLICABLE TO COMMON STOCK   $   79   $  123  $  137

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                 $.98    $1.52   $1.67

  FULLY DILUTED                           $.98    $1.51   $1.66

Certain prior period amounts have been reclassified to conform to the current presentation.

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
               CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
                   (in millions, except per share data)
                                (unaudited)

SIX MONTHS ENDED JUNE 30,                         1995     1996
NET INTEREST REVENUE
  Interest revenue                              $2,873   $3,254
  Interest expense                               2,469    2,798
Net interest revenue                               404      456
Provision for credit losses                         14        5
Net interest revenue after provision
 for credit losses                                 390      451
NONINTEREST REVENUE
  Trading                                            1      393
  Fiduciary & funds management                     337      381
  Corporate finance fees                           199      222
  Other fees & commissions                         157      169
  Net revenue from equity investment transactions   39       93
  Securities available for sale gains               19       40
  Insurance premiums                               112      125
  Other                                             65      125
Total noninterest revenue                          929    1,548
NONINTEREST EXPENSES
  Salaries                                         402      403
  Incentive compensation and employee benefits     268      462
  Agency & other professional service fees         144      158
  Communication & data services                     95       93
  Occupancy, net                                    79       73
  Furniture & equipment                             82       82
  Travel & entertainment                            47       42
  Provision for policyholder benefits              127      150
  Other                                            118      123
  Provision for severance-related costs             50        -
Total noninterest expenses                       1,412    1,586
Income (loss) before income taxes                  (93)     413
Income taxes (benefit)                             (27)     124

NET INCOME (LOSS)                               $  (66)  $  289



NET INCOME (LOSS) APPLICABLE TO COMMON STOCK    $  (86)    $260

Cash dividends declared per common share         $2.00    $2.00

EARNINGS (LOSS) PER COMMON SHARE:
  PRIMARY                                       $(1.10)   $3.19

  FULLY DILUTED                                 $(1.10)   $3.17

Certain prior period amounts have been reclassified to conform to the current presentation.

     COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue together, as presented in the table below.

                                        Second    First   Second
                                       Quarter   Quarter Quarter
($ in millions)                          1995     1996     1996
Trading Revenue                          $ 79     $247     $146
Trading-Related Net Interest
 Revenue (Estimate)                        57       30       64
Total Trading Revenue &
 Trading-Related NIR                     $136     $277     $210

By Organizational Unit ($ in millions)
Investment Banking                       $ 16     $ 49     $ 21
Risk Management Services                   48       73       43
Trading & Sales                            48       81       72
Investment Management                       4        1        2
Client Processing Services                  2        2        2
Australia/New Zealand                      36       27       34
Asia                                       16       12        9
Latin America                               -       37       28
Corporate/Other                           (34)      (5)      (1)
Total Trading Revenue &
 Trading-Related NIR                     $136     $277     $210

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter. A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Geographically-Based Businesses produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                           NET INTEREST REVENUE

                                        Second    First   Second
                                       Quarter   Quarter Quarter
($ in millions)                          1995     1996     1996
Nontrading-related net interest revenue  $165     $183     $179
Trading-related net interest revenue       57       30       64
Net interest revenue                     $222     $213     $243

Average rates (fully taxable basis)
  Yield on interest-earning assets       7.53%    7.49%    7.37%
  Cost of interest-bearing liabilities   6.70%    6.68%    6.59%
  Interest rate spread                    .83%     .81%     .78%
  Net interest margin                    1.14%    1.02%    1.09%

Average balances (billions)
  Loans                                 $10.8    $12.4    $13.1
  Total interest-earning assets         $81.4    $85.6    $91.0
  Total assets                         $109.8   $113.7   $117.8
  Total interest bearing liabilities    $77.7    $82.9    $86.7

            BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                              ($ in millions)
                                (unaudited)

                            June 30  December 31 March 31  June 30
                               1995     1995      1996      1996
                                                  >
ASSETS
Cash and due from banks     $  1,739 $  2,337 $  1,181 $  1,663
Interest-bearing deposits
  in banks                     1,357    2,023    1,377    2,065
Federal funds sold               238      854    1,038      365
Sec. purch. under
 resale agreement             14,075   13,206   15,670   25,420
Securities borrowed           10,483   10,951   15,390   13,373
Trading assets:
 Government securities        21,026   20,704   18,345   14,565
 Corporate debt securities     4,767    5,648    5,670    7,637
 Equity securities             3,830    5,098    6,024    6,869
 Swaps, options &
  other derivatives           15,560   10,555   10,330    9,486
 Other trading assets          5,382    5,888    5,136    5,218
  Total trading assets        50,565   47,893   45,505   43,775
Securities available for sale  6,479    6,283    6,880    6,851
Loans                         11,537   12,633   13,088   14,249
Allowance for credit losses   (1,243)    (992)    (987)    (972)
Accounts receivable &
 accrued interest              2,697    4,220    4,072    2,841
Other assets                   5,010    4,594    4,930    4,971
Total                       $102,937 $104,002 $108,144 $114,601

LIABILITIES
Noninterest-bearing deposits
  Domestic offices          $  2,465 $  2,687 $  1,997 $  3,327
  Foreign offices                527      605      545      488
Interest-bearing deposits
  Domestic offices             5,170    5,402    5,824    6,091
  Foreign offices             14,443   17,014   14,190   15,387
Total deposits                22,605   25,708   22,556   25,293
Trading liabilities:
 Securities sold, not yet purchased
  Government securities       10,408   11,092   11,897   10,918
  Equity securities            2,523    3,262    3,918    4,655
  Other trading liabilities      365      473      331      377
 Swaps, options &
  other derivatives           15,108   11,264   10,903   10,333
   Total trading liabilities  28,404   26,091   27,049   26,283
Sec. sold under
 repurch. agreements          18,933   15,247   23,209   24,050
Other short-term borrowings   14,010   15,761   12,493   15,211
Accounts payable and
 accrued expenses              3,615    3,931    4,665    4,531
Other liabilities              2,717    2,736    2,742    2,563
Long-term debt                 7,514    9,294   10,125   11,253
Total liabilities             97,798   98,768  102,839  109,184

PREFERRED STOCK OF SUBSIDIARY    250      250      250      250

STOCKHOLDERS' EQUITY
Preferred stock                  863      865      866      866
Common stock                      84       84       84       84
Capital surplus                1,300    1,302    1,304    1,308
Retained earnings              3,240    3,316    3,351    3,393
Common stock in treasury,
 at cost                        (391)    (336)    (311)    (273)
Other stockholders' equity      (207)    (247)    (239)    (211)
Total stockholders' equity     4,889    4,984    5,055    5,167
Total                       $102,937 $104,002 $108,144 $114,601

Certain prior period amounts have been reclassified to conform to the current presentation.

                          STOCK AND CAPITAL DATA

                                        Second    First   Second
                                       Quarter    Quarter Quarter
                                         1995     1996     1996
FOR THE QUARTER
Return on Average Common
 Stockholders' Equity                     7.8%    11.9%    12.9%
Return on Average Total Assets            .33%     .49%     .52%

PER COMMON SHARE
Earnings:
   Primary                               $.98    $1.52    $1.67
   Fully Diluted                         $.98    $1.51    $1.66
Cash Dividends Declared                 $1.00    $1.00    $1.00
Market Price, End of Period            $62.00  $70.875  $73.875
Book Value, End of Period (1)          $49.80   $51.06   $51.86

COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end          300,000  300,000  300,000
   Issued, at period end               83,679   83,679   83,679
Common stock in treasury,
 at period end                          5,328    4,278    3,758
Average Common and Common Equivalent
 Shares Outstanding
   Primary                             80,564   80,896   81,900
   Fully Diluted                       80,796   81,560   82,351

CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity
 to Total Assets                         3.9%     3.9%     3.8%
Total Stockholders' Equity
 to Total Assets                         4.8%     4.7%     4.5%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                     8.6%     8.2%     8.3%
      Total Capital                     13.9%    13.4%    13.5%
   Leverage Ratio (2)                    5.5%     5.3%     5.5%
Bankers Trust Company:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                     9.3%     9.4%     9.3%
      Total Capital                     11.9%    12.6%    12.4%
   Leverage Ratio (2)                    5.3%     5.5%     5.5%

(1) This calculation includes the effect of the vested portion of common shares issuable under deferred stock awards.
(2) Regulatory capital ratios at June 30, 1996 are preliminary.

           NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                     June 30  March 31  June 30
                                        1995      1996     1996

Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate                 $412     $351     $308
  Real estate related                      25       31       31
  Highly leveraged                        110      132      128
  Other                                   378      201      106
Total cash basis loans                   $925     $715     $573

Renegotiated loans
  Secured by real estate                 $ 89      $89      $89
  Other nonrefinancing country             12        -        -
Total renegotiated loans                 $101      $89      $89

Other real estate                        $263     $257     $219

Other nonperforming assets                $64      $67      $68


                                     June 30  March 31  June 30
                                        1995      1996     1996

Allowance for credit losses (in millions)

Balance, beginning of period          $1,245     $992      $987
Net charge-offs
  Charge-offs                             13       28        21
  Recoveries                              11       18         6
Total net charge-offs*                     2       10        15
Provision for credit losses                -        5         -
Balance, end of period                $1,243     $987      $972


*Components:
  Secured by real estate                 $(3)    $  1      $  -
  Real estate related                      -        4         -
  Highly leveraged                         2       20         3
  Other                                    4      (12)       13
  Refinancing country                     (1)      (3)       (1)
Total                                    $ 2     $ 10      $ 15

                    BANKERS TRUST NEW YORK CORPORATION
                              280 PARK AVENUE
                         NEW YORK, NEW YORK 10017




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                             July 18, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York Corporation's report on Form 8-K dated July 18, 1996 (the "Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-7098.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: GEOFFREY M. FLETCHER
                                  Geoffrey M. Fletcher
                                  Senior Vice President and
                                  Principal Accounting Officer